Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
Telephone:	(360) 828-0700

BBSI

ANNOUNCES FOURTH QUARTER 2008 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 1Q09, DECLARATION OF QUARTERLY

CASH DIVIDEND AND CONFERENCE CALL

VANCOUVER, WASHINGTON, February 10, 2009 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $2.3 million for the fourth quarter ended December 31, 2008, a decline of $1.6 million or 42.0% from net income of $3.9 million for the fourth quarter of 2007. Diluted earnings per share for the 2008 fourth quarter were $.21, as compared to diluted earnings per share of $.34 for the same quarter a year ago.

Net revenues for the fourth quarter ended December 31, 2008 totaled $64.6 million, a decrease of approximately $17.2 million or 21.0% from the $81.8 million for the same quarter in 2007.

	(Unaudited)		(Unaudited)
($ in thousands, except per share amounts)	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
Results of Operations	2008	2007	2008	2007
Revenues:
Staffing services	$33,674	$45,548	$154,565	$147,221
Professional employer service fees	30,956	36,283	125,903	141,992
Total revenues	64,630	81,831	280,468	289,213
Cost of revenues:
Direct payroll costs	25,173	34,250	114,440	113,450
Payroll taxes and benefits	19,164	21,534	85,531	87,822
Workers’ compensation	8,208	10,590	30,887	29,031
Total cost of revenues	52,545	66,374	230,858	230,303
Gross margin	12,085	15,457	49,610	58,910
Selling, general and administrative expenses	8,813	10,043	36,654	34,688
Depreciation and amortization	393	372	1,536	1,387
Income from operations	2,879	5,042	11,420	22,835
Loss on impairment of investments	—	—	(3,483)	—
Other income, net	376	732	2,054	3,083
Income before taxes	3,255	5,774	9,991	25,918
Provision for income taxes	983	1,859	3,728	9,112
Net income	$2,272	$3,915	$6,263	$16,806
Basic earnings per share	$.21	$.35	$.58	$1.49
Weighted average basic shares outstanding	10,638	11,193	10,861	11,247
Diluted earnings per share	$.21	$.34	$.56	$1.44
Weighted average diluted shares outstanding	10,837	11,555	11,120	11,654

Barrett Business Services, Inc.

News Release – Fourth Quarter 2008

February 10, 2009

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Fourth Quarter Ended		Year Ended
(in thousands)	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Staffing services	$33,674	$45,548	$154,565	$147,221
Professional employer services	229,449	248,251	926,028	968,576
Total revenues	263,123	293,799	1,080,593	1,115,797
Cost of revenues:
Direct payroll costs	222,274	246,530	908,410	935,697
Payroll taxes and benefits	19,164	21,534	85,531	87,822
Workers’ compensation	9,600	10,278	37,042	33,368
Total cost of revenues	251,038	278,342	1,030,983	1,056,887
Gross margin	$12,085	$15,457	$49,610	$58,910

Gross revenues of $263.1 million for the fourth quarter ended December 31, 2008 declined 10.4% from the similar period in 2007. For the year ended December 31, 2008, gross revenues of $1.08 billion decreased 3.2% from the comparable 2007 period.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the fourth quarters ended December 31, 2008 and 2007:

	(Unaudited)
	Three Months Ended December 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2008	2007	2008	2007	2008	2007
Revenues:
Staffing services	$33,674	$45,548	$—	$—	$33,674	$45,548
Professional employer services	229,449	248,251	(198,493)	(211,968)	30,956	36,283
Total revenues	$263,123	$293,799	$(198,493)	$(211,968)	$64,630	$81,831
Cost of revenues	$251,038	$278,342	$(198,493)	$(211,968)	$52,545	$66,374

Barrett Business Services, Inc.

News Release – Fourth Quarter 2008

February 10, 2009

For the years ended December 31, 2008 and 2007:

	(Unaudited)
	Year Ended December 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2008	2007	2008	2007	2008	2007
Revenues:
Staffing services	$154,565	$147,221	$—	$—	$154,565	$147,221

Professional employer services	926,028	968,576	(800,125)	(826,584)	125,903	141,992
Total revenues	$1,080,593	$1,115,797	$(800,125)	$(826,584)	$280,468	$289,213
Cost of revenues	$1,030,983	$1,056,887	$(800,125)	$(826,584)	$230,858	$230,303

The following summarizes the unaudited consolidated balance sheets at December 31, 2008 and December 31, 2007.

Barrett Business Services, Inc.

News Release – Fourth Quarter 2008

February 10, 2009

	December 31,	December 31,
(in thousands)	2008	2007
Assets
Current assets:
Cash and cash equivalents	$42,214	$9,777
Marketable securities	17,968	50,364
Trade accounts receivable, net	34,389	36,673
Prepaid expenses and other	1,440	2,336
Deferred income taxes	2,373	3,138
Workers’ compensation receivables for insured claims	225	225
Total current assets	98,609	102,513
Marketable securities	427	4,772
Goodwill, net	47,338	41,508
Property, equipment and software, net	15,503	16,136
Restricted marketable securities and workers’ compensation deposits	2,701	2,750
Other assets	1,645	1,649
Workers’ compensation receivables for insured claims	3,837	3,896
	$170,060	$173,224

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$881	$1,516
Accrued payroll, payroll taxes and related benefits	32,296	33,553
Other accrued liabilities	902	1,064
Workers’ compensation claims liabilities	7,186	6,031
Workers’ compensation claims liabilities for insured claims	225	225
Safety incentives liabilities	4,626	5,911
Total current liabilities	46,116	48,300
Customer deposits	706	752
Long-term workers’ compensation claims liabilities	5,235	4,021
Long-term workers’ compensation liabilities for insured claims	2,438	2,464
Deferred income taxes	4,394	3,268
Deferred gain on sale and leaseback	549	671
Stockholders’ equity	110,622	113,748
	$170,060	$173,224

The financial results presented in this release are unaudited. Moss Adams LLP is currently completing its audit of the Company’s 2008 financial statements and internal controls over financial reporting at December 31, 2008. The Company expects that Moss Adams will complete its work in early March and that it will then file its 2008 Annual Report on Form 10-K with the U.S. Securities and Exchange Commission. The Form 10-K will include additional information, including the Company’s audited financial statements, management’s report on internal controls over financial reporting at December 31, 2008, and the reports of Moss Adams.

Outlook for First Quarter 2009

The Company also disclosed today limited financial guidance with respect to its operating results for the first quarter ending March 31, 2009. The Company expects gross revenues for the first

Barrett Business Services, Inc.

News Release – Fourth Quarter 2008

February 10, 2009

quarter of 2009 to range from $240 million to $245 million, as compared to $259.6 million for the first quarter of 2008, and anticipates diluted loss per share for the first quarter of 2009 to range from $.19 to $.22 per share, as compared to diluted earnings per share of $.01 for the same period a year ago. The Company currently expects to return to profitability beginning with the 2009 second quarter. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the first quarter of 2009 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Declaration of Quarterly Cash Dividend

The Company’s board also declared a regular quarterly cash dividend of $0.08 per share. The cash dividend will be paid on March 13, 2009 to all stockholders of record as of February 27, 2009.

Conference Call

On February 11 at 9:00 a.m. Pacific Time, William W. Sherertz, Michael L. Elich and James D. Miller will host an investor telephone conference call to discuss fourth quarter 2008 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 85089378. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Wednesday, February 11, 2009 at 12:00 p.m. PT and ending on Wednesday, February 18, 2009. To listen to the recording, dial (800) 642-1687 and enter conference identification code 85089378.

Statements in this release about future events or performance, including gross revenues and earnings expectations for the first quarter of 2009, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets, the collectibility of accounts receivable and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2007 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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